                                                                    EXHIBIT 21.1
                               PLIANT CORPORATION
                            LIST OF SUBSIDIARIES AND
                     STATES OF INCORPORATION OR ORGANIZATION


COMPANY NAME                                     JURISDICTION OF INCORPORATION/ORGANIZATION
- ------------                                     ------------------------------------------


Pliant Solutions Corporation(1)                                Utah
Pliant Corporation International(1)                            Utah
Pliant Georgia, Inc.(1)                                        Georgia
Pliant Film Products of Mexico, Inc.(1)                        Utah
Pliant Corporation of Canada Ltd.(1)                           Canada
Pliant Corporation Pty. Ltd.(1)                                Australia
Pliant Film Products GmbH(1)                                   Germany
Pliant Packaging of Canada, LLC(1)                             Utah limited
                                                                  liability company
Pliant Investment, Inc.(1)                                     Utah
Pliant Film Products UK, Limited(2)                            U.K.
Edison Exports, Inc. FSC Limited(1)                            Jamaica
ASPEN Industrial, S.A. de C.V.(3)                              Mexico
Mexicana de Tintas, S.A.(4)                                    Mexico
Nespa de Mexico, S.A. de C.V.(4)                               Mexico

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(1)  Owned by Pliant Corporation

(2)  Owned by Pliant Corporation International

(3) Owned by Huntsman Packaging Corporation ((greater than)99%) and Pliant Corporation International ((less than)1%)

(4) Owned by ASPEN Industrial, S.A. de C.V. ((greater than)99%) and Pliant Corporation ((less than)1%)